                        CONSOLIDATED AMENDMENT NO. 1 TO
              AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT


          This Consolidated Amendment No. 1 (this "Amendment") to Amended and Restated Multicurrency Credit Agreement is made as of August __, 1997, by and among Dura Operating Corp. ("Dura"), Kimanus Vermogensverwaltung GmbH ("Kimanus"; Dura and Kimanus being referred to collectively as the "Borrowers"), certain commercial lending institutions signatories hereto as lenders (the "Lenders") and Bank of America NT&SA, as agent ("Agent") for the Lenders.

          Reference is made to the Amended and Restated Multicurrency Credit Agreement dated as of December 5, 1996 (as amended or otherwise modified from time to time, the "Credit Agreement") by and among the Borrowers, the Lenders, Agent and BA Securities, Inc., as arranger. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

          Dura has advised Agent and the Lenders that Dura has indirectly acquired or will indirectly acquire one hundred percent (100%) of the outstanding capital stock of GT Automotive Systems, Inc., a Michigan corporation, which shall change its name on or shortly after the date hereof to Dura Automotive Systems, Inc. Column Shifter Operations (the "Acquisition"). To accommodate the Borrowers' working capital and other credit needs after giving effect to the Acquisition, the Borrowers have requested that the Credit Agreement be amended in certain respects. As a mutual accommodation, the parties hereto further desire to restate in this Amendment certain amendments to the Credit Agreement set forth in that certain Waiver and Amendment dated January 7, 1997, among the Borrowers, the Lenders and Agent.

          1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

          2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

          2.1. SECTION 1.1 of the Credit Agreement is hereby amended to add a new definition of "Adjusted EBITDA" immediately preceding the definition of "Affiliate", as follows:

          "Adjusted EBITDA" shall mean, for any period, EBITDA for such period PLUS, for each Investment by Dura or any Borrower in compliance with SECTION 7.2.5(f) of the Credit Agreement, or otherwise consented to in writing by Required Lenders, in each case consummated during the period of measurement for which EBITDA is being calculated, EBITDA attributable to such Investment for the portion of the applicable period preceding consummation of such Investment based on the most recent financial

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     statements (audited if available) provided to Dura or any Borrower in connection with the consummation of such Investment.

          2.2. SECTION 1.1 of the Credit Agreement is hereby amended to add a new definition of "EBITDA" immediately preceding the definition of "Effective Date", as follows:

          "EBITDA" shall mean, for any period, EBITA for such period PLUS the amount of depreciation during such period.

          2.3. SECTION 1.1 of the Credit Agreement is hereby amended to add new definitions of "GT" and "GT Transaction" immediately preceding the definition of "GAAP", as follows:

          "GT" means GT Automotive Systems, Inc., a Michigan corporation, which shall change its name on or shortly after August __, 1997 to Dura Automotive Systems, Inc. Column Shifter Operations.

          "GT Transaction" means the acquisition by Dura Shifter Holding Corp., a Delaware corporation and a wholly-owned Subsidiary of the U.S. Borrower, of the stock of GT."

          2.4. The chart set forth below the first paragraph of the definition of "Applicable Margin" in SECTION 1.1 of the Credit Agreement is hereby amended and restated as follows:

              Leverage Ratio                      Applicable Margin For
                                                   Offshore Rate Loans

          Less than 0.40 : 1.0                            0.25%

          Equal to or greater than 0.40 : 1.0 but         0.30%
          less than 0.50 : 1.0

          Equal to or greater than 0.50 : 1.0 but         0.40%
          less than 0.55 : 1.0

          Equal to or greater than 0.55 : 1.0             0.50%

          2.5. The clause "December 31, 2001" set forth in clause (iii) of the definition of "Interest Period" set forth in SECTION 1.1 of the Credit Agreement is hereby amended and restated to read "the Stated Maturity Date".

          2.6. The definition of the term "Obligations" set forth in SECTION 1.1 of the Credit Agreement is hereby amended and restated in its entirety, as follows:

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          "Obligations" means all obligations, liabilities and indebtedness of every nature of a Borrower from time to time owed to the Agent or any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all Hedging Obligations, fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against such Borrower, and all Indebtedness owing to any Lender or any Affiliate of any Lender to the extent such Indebtedness is permitted pursuant to SECTION 7.2.2(e) hereof, which Indebtedness shall be pari passu with all other Obligations.

          2.7. The definition of the term "Revolving Loan Commitment Amount" set forth in SECTION 1.1 of the Credit Agreement is hereby amended and restated as follows:

          "REVOLVING LOAN COMMITMENT AMOUNT" means $200,000,000, as adjusted in the event the same is permanently reduced from time to time pursuant to SECTION 2.2. "

          2.8. The clause "December 31, 2001" set forth in clause (a) of the definition of "Revolving Loan Commitment Termination Date" set forth in
SECTION 1.1 of the Credit Agreement is hereby amended and restated to read "the Stated Maturity Date".

          2.9. The definition of the term "Stated Maturity Date" set forth in
SECTION 1.1 of the Credit Agreement is hereby amended by deleting the clause "December 31, 2001" in such term, and by inserting in lieu thereof the clause "August __, 2002".

          2.10. The chart set forth below the first paragraph of
SECTION 3.3.1 of the Credit Agreement is hereby amended and restated as follows:

               Leverage Ratio                        Applicable Rate

          Less than 0.40 : 1.0                             0.15%

          Equal to or greater than 0.40 : 1.0 but          0.20%
          less than 0.50 : 1.0

          Equal to or greater than 0.50 : 1.0 but        0.2250%
          less than 0.55 : 1.0

          Equal to or greater than 0.55 : 1.0              0.25%

          2.11. SECTION 4.10 of the Credit Agreement is hereby amended and restated as follows:

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          "The Borrowers shall apply the proceeds of the Revolving Loans
     (i) to finance the KPI Transaction and the German Acquisition, (ii) to make intercompany loans and distributions, as permitted under this Agreement, to finance the GT Transaction, (iii) to refinance certain obligations of KPI Michigan and the VOFA Group, (iv) for capital expenditures and (v) for working capital purposes and general corporate purposes (including, without limitation, acquisitions permitted hereunder) of the Borrowers and their subsidiaries."

          2.12. The clause "each material company in the VOFA Group" set forth in SECTION 5.2.6 of the Credit Agreement is hereby deleted and the clause "each company in the VOFA Group having assets constituting 5% or more of the total assets of Dura and its Subsidiaries on a consolidated basis at fair value, or 5% or more of the total revenues of Dura and its Subsidiaries on a consolidated basis" is inserted in lieu thereof.

          2.13. SECTION 7.2.2(e) of the Credit Agreement is hereby amended and restated as follows:

          "(e) other unsecured Indebtedness of Dura, a Borrower or any of its Subsidiaries, and secured Indebtedness of Dura, a Borrower or any of its Subsidiaries owing to any Lender or any Affiliate of any Lender other than in connection with the Loan Documents, not to exceed $20,000,000 in the aggregate principal amount at any time outstanding."

          2.14. SECTION 7.2.4(a) of the Credit Agreement is hereby amended and restated as follows:

          (a) The Interest Coverage Ratio for the Four Quarter period ending on the last day of each Fiscal Quarter set forth below shall not be less than the ratio set forth opposite such period:

                  Period                                       Ratio

          Each Fiscal Quarter commencing with               2.50 : 1.00
          the Third Fiscal Quarter, 1997 through
          and including the Third Fiscal Quarter,
          1998

          Each Fiscal Quarter commencing with               2.75 to 1.00
          the Fourth Fiscal Quarter, 1998 through
          and including the Third Fiscal Quarter,
          1999

          Each Fiscal Quarter commencing with               3.00 to 1.00

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          the Fourth Fiscal Quarter, 1999 and each
          Fiscal Quarter thereafter

          2.15. The chart set forth in SECTION 7.2.4(b) of the Credit Agreement is hereby amended and restated as follows:

                Period                                         Ratio

          Third Fiscal Quarter, 1997 through and            0.65 : 1.00
          including the Third Fiscal Quarter,
          1998

          Fourth Fiscal Quarter, 1998 through and           0.60 . 1.00
          including the Third Fiscal Quarter,
          1999

          Fourth Fiscal Quarter, 1999 and each              0.55 : 1.00
          Fiscal Quarter thereafter

          2.16. SECTION 7.2.4 of the Credit Agreement is hereby amended to add a new SECTION 7.2.4(c), which Section shall read as follows:

          "(c) The ratio of (i) the aggregate principal amount of Debt of Dura and its Subsidiaries on a consolidated basis outstanding on the last day of each Fiscal Quarter to (ii) Adjusted EBITDA for the four Fiscal Quarters ending on each such day shall not be greater than 3.5 : 1.0."

          2.17. SECTION 7.2.5(c) of the Credit Agreement is hereby amended and restated as follows:

          "(c) Investments by Dura and the U.S. Borrower (i) as of the Effective Date, with respect to the U.S. Borrower in any of its then existing Subsidiaries, or by any such Subsidiary in any of its Subsidiaries; (ii) as of the date of the Counterpart Agreement, with respect to the U.S. Borrower in the German Borrower and any of its then existing Subsidiaries and (iii) as of August __, 1997, with respect to the U.S. Borrower in Dura Shifter Holding Corp., a Delaware corporation, and any of its then existing Subsidiaries."

          2.18. SECTION 7.2.5(g) of the Credit Agreement is hereby amended by deleting the clause "10%", and by inserting in lieu thereof the clause "15%".

          2.19. SECTION 7.2.5(h) of the Credit Agreement is hereby amended and restated as follows:

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          "(h)  the KPI Transaction, the German Acquisition and the GT
     Transaction."

          2.20. SECTION 10.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

     "In the event that the conditions set forth in SECTION 5.2 are not satisfied on or before February 7, 1997, the German Revolving Loan Commitment shall be null and void, all references and provisions relating to the German Revolving Loan Commitment, including without limitation the provisions of SECTION 2.1.2 of the Agreement, shall be of no force or effect and this Agreement shall be read as if such provisions were removed from the Agreement."

          2.21. The Disclosure Schedule is hereby amended and restated as set forth on EXHIBIT A hereto.

          3.    CERTAIN AGREEMENTS.

          3.1. Notwithstanding anything to the contrary set forth in the definition of "Applicable Margin" contained in the Credit Agreement, the Borrowers hereby agree that the Applicable Margin for Offshore Rate Loans shall be 0.50%, such percentage rate to remain in effect until the delivery of a Compliance Certificate with respect to the Third Fiscal Quarter 1997.

          3.2. Notwithstanding anything to the contrary set forth in the definition of "Percentage" contained in the Credit Agreement, the Borrowers, the Agent and the Lenders hereby agree that each Lender's Percentage shall be the percentage set forth opposite its signature to this Amendment, as such percentage may be adjusted from time to time pursuant to an Assignment and Acceptance Agreement.

          3.3.  Notwithstanding anything to the contrary set forth in
SECTION 3.3.1 of the Credit Agreement, the Borrowers hereby agree that the facility fee described in said Section shall be equal to 0.25% of the Revolving Loan Commitment Amount until the delivery of a Compliance Certificate with respect to the Third Fiscal Quarter 1997.

          4. CONDITIONS PRECEDENT. The amendments to the Credit Agreement set forth in this Amendment shall become effective as of the date of this Amendment upon the satisfaction of the following conditions precedent:

          4.1. NO DEFAULT. No Default and no Event of Default shall have occurred and be continuing.

          4.2. AMENDMENT FEES. Borrowers shall have paid Agent (i) for the pro rata benefit of Lenders, based on the increased amount of each such Lender's Revolving Loan Commitment pursuant to the terms of this Amendment, an amendment fee of $50,000 and (ii)

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for the account of BancAmerica Securities, Inc. ("BASI"), the amount set forth in that certain letter of even date herewith executed by the Borrowers in favor of BASI.

          4.2. DOCUMENTATION. The delivery of an executed copy of this Agreement and each additional document, agreement and instrument set forth on
SCHEDULE 1 hereto.

          5.    MISCELLANEOUS.

          5.1. EXPENSES. Borrowers jointly and severally agree to pay on demand all costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrowers agree to pay, and save Agent and each Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment, the borrowings under the Credit Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this SECTION 5.1 shall survive any termination of this Amendment or the Credit Agreement as amended hereby.

          5.2. GOVERNING LAW. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

          5.3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

          5.4. REFERENCE TO CREDIT AGREEMENT. Except as herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified in all respects. On and after the effectiveness of the amendments to the Credit Agreement accomplished hereby, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Credit Agreement in any note and in any Loan Documents, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

          5.5. SUCCESSORS. This Amendment shall be binding upon Borrowers, Lenders and Agent and their respective successors and assigns, and shall inure to the benefit of Borrowers, Lenders and Agent and the successors and assigns of Borrowers, Lenders and Agent.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first above written.


                                 DURA OPERATING CORP.


                                 By /s/
                                   _________________________________
                                 Its  Vice President
                                    ________________________________


                                 KIMANUS VERMOGENSVERWALTUNG GmbH


                                 By /s/
                                   _________________________________
                                 Its  General Manager
                                    ________________________________


                                 BANK OF AMERICA NATIONAL TRUST AND
                                 SAVINGS ASSOCIATION, as Agent


                                 By /s/
                                   _________________________________
                                 Its  Managing Director
                                    ________________________________

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PERCENTAGE                       LENDERS

Revolving Loans:    22.0%        BANK OF AMERICA NT&SA, successor-by-
                                 merger to BANK OF AMERICA ILLINOIS,
                                 as a Lender and the Issuer


                                 By /s/
                                   _________________________________
                                 Its  Managing Director
                                    ________________________________

PERCENTAGE                       LENDERS

Revolving Loans:    19.5%        THE BANK OF NOVA SCOTIA,
                                 as a Lender


                                 By /s/ J.R. TRIMBLE
                                   _________________________________
                                 Its  Senior Relationship Manager
                                    ________________________________

PERCENTAGE                       LENDERS

Revolving Loans:    19.5%        COMERICA BANK,
                                 as a Lender


                                 By /s/ DARYL K. KRAUSE
                                   _________________________________
                                 Its  Assistant Vice President
                                    ________________________________

PERCENTAGE                       LENDERS

Revolving Loans:    19.5%        THE CHASE MANHATTAN BANK,
                                 as a Lender


                                 By /s/
                                   _________________________________
                                 Its  Vice President
                                    ________________________________

PERCENTAGE                       LENDERS

Revolving Loans:    19.5%        FIRST BANK NATIONAL ASSOCIATION,
                                 as a Lender


                                 By /s/ MARK R. McDONALD
                                   _________________________________
                                 Its  Vice President
                                    ________________________________